Exhibit 99.1

The Beachbody Company, Inc. Expands Board of Directors with the Appointment of Ann Lundy

El Segundo, Calif., December 20, 2022– The Beachbody Company, Inc. (NYSE: BODY) (the “Company” or “Beachbody”), a leading subscription health and wellness company, today announced the appointment of Ann Lundy, Senior Vice President Corporate Finance and Internal Audit at Activision Blizzard, as a member of its Board of Directors and Chair of the Audit Committee effective January 3, 2023. Ann Lundy’s appointment to the Board of Directors reflects an expansion in the number of board members from seven to eight, five of whom are independent.

Carl Daikeler, Beachbody’s Co-Founder, Chairman, and Chief Executive Officer, said, “We are delighted to welcome Ann to our Board of Directors. She is a solutions-oriented senior finance and strategy executive with over 25 years of experience in Fortune 500 and private equity companies. Ann has a proven track record and extensive finance, governance and supply chain experience that will be an exceptional resource as we capitalize on our growth opportunities to drive profitability and free cash flow generation.”

Ann Lundy is currently Senior Vice President Corporate Finance and Internal Audit at Activision Blizzard, a developer and publisher of interactive entertainment content and services. Prior to her current role, Ann was the Chief Audit Executive for the company from 2019 to 2021 and Senior Vice President, Corporate Finance from 2021 until April 2022. Prior to Activision Blizzard, Ms. Lundy was an executive consultant and served as Senior Vice President and Chief Accounting Officer of Internet Brands, a company operating online media, community and e-commerce sites. Prior to that, Ms. Lundy served various leadership positions at Mattel for 15 years, including Senior Vice President Finance & Strategy, Global Development and Product Supply. At Mattel, Lundy provided financial and strategic leadership of the company’s supply chain function and led Mattel’s Global Enterprise Quality program, as well as overseeing Mattel’s toy store operations. Additionally, Ann held several roles within internal audit and financial planning at The Walt Disney Company where she built the company’s International Labor Standards program. Ms. Lundy obtained a B.S. in Accounting from Oakland University.

“I am thrilled to join Beachbody’s Board of Directors and be part of this tremendous company helping millions of people improve their health,” said Lundy. “I see a substantial growth opportunity for the brand and I am looking forward to contributing to its success.”

About The Beachbody Company, Inc.

Headquartered in Southern California, Beachbody is a leading digital fitness and nutrition subscription company with over two decades of creating innovative content and powerful brands. The Beachbody Company is the parent company of the Beachbody On Demand streaming platform (BOD), including its live digital streaming subscription BODi, and the Beachbody Bike powered by MYXfitness, the Company’s connected indoor bike. For more information, please visit TheBeachbodyCompany.com.

Forward-Looking Statements

This press release contains “forward-looking” statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are statements other than historical fact or in the future tense. These statements include but are not limited to statements regarding the Company’s future performance and market opportunity, including expected financial results for the fourth quarter and full year, its business strategy, plans, and objectives and future operations. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to the Company as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the Company’s ability to effectively compete in the fitness and nutrition industries; the ability to successfully acquire and integrate new operations; the reliance on a few key products; market conditions and global and economic factors beyond the Company’s control; intense competition and competitive pressures from other companies worldwide in the industries in which the Company operates; and litigation and the ability to adequately protect the Company’s intellectual property rights. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, refer to the “Risk Factors” section of the Company’s Securities and Exchange Commission (“SEC”) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 1, 2022 and quarterly reports on Form 10-Q, which are available on the Investor Relations page of the Beachbody website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance, or achievements. The Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

CONTACTS

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com